UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2012

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (888) 445-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

On August 30, 2012, the Audit Committee of the Board of Directors, and the Board of Directors, of Respect Your Universe, Inc. ("Company") approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company's new independent registered public accounting firm for the Company's 2012 fiscal year, subject to the completion of final acceptance procedures. On August 30, 2012, this process was completed and the Company engaged Deloitte.

The Company dismissed Berman & Company P.A. ("Berman") as its independent registered public accounting firm on August 30, 2012. The decision to change auditors was the result of the Company’s new listing of its common stock on the TSX Venture Exchange in August 2012 and the resulting need for an independent registered public accounting firm that was registered in Canada. Berman was properly registered in the United States with the Public Company Accounting Oversight Board (“PCAOB”) to perform our audit work up through the date in which we became listed in Canada. This statement should be taken to mean that at all relevant times; Berman was validly registered as required under the rules and regulations of the U.S. PCAOB for periods in which Berman was engaged to provide such attest services.

The reports of Berman on the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2011 and 2010 and through the filing date of this Current Report on Form 8-K, (i) there were no disagreements with Berman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berman, would have caused Berman to make reference to the subject matter of the disagreement in its reports on the Company's consolidated financial statements for such years or any subsequent interim period through the date of this Current Report on Form 8-K, and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2011 and 2010 and through the filing date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or (ii) any other matters or reportable events of the nature described in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The Company has provided Berman with a copy of the disclosures in this Current Report on Form 8-K and requested that Berman furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of the letter, dated August 30, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

16.1 Letter from Berman & Company P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	September 5, 2012

By:	/s/ Kristian Andresen
Kristian Andresen
Corporate Secretary